Owlet Receives Notice Regarding NYSE Continued Listing Standards

LEHI, Utah—April 10, 2023—Owlet, Inc. (NYSE: OWLT) (the “Company” or “Owlet”) reports that, on April 4, 2023, it received written notice (the “NYSE Notification”) from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 day trading day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million.

The Company plans to notify the NYSE that it intends to submit a plan to cure the deficiency and to return to compliance with the NYSE continued listing standards. As required by NYSE, within 45 days of the Company’s receipt of the NYSE Notification, the Company plans to submit a business plan advising the NYSE of the definitive action(s) the Company has taken, or is taking, that would bring it into compliance with NYSE continued listing standards within 18 months of receipt of the NYSE Notification (the “Cure Period”). The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the Cure Period.

The NYSE Notification has no immediate impact on the listing of the Company’s Class A common stock. If the NYSE accepts the plan, the Company’s Class A common stock will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with the continued listing standards of the NYSE and NYSE’s review of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s plan to notify the NYSE of its intent to cure the continued listing requirement deficiencies and any potential plans to cure the deficiencies. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the Company’s ability to regain compliance with the continued listing standards of the NYSE as set forth in Sections 802.01B and 802.01C of the NYSE Listed Company Manual within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE and other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel more calm and confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. To learn more, visit www.owletcare.com.

Investors and Media
Mike Cavanaugh
Westwicke/ICR
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com